Exhibit 10.2

PUT-CALL AGREEMENT

THIS PUT-CALL AGREEMENT (the “Agreement”) is entered into as of December 14, 2007, by and among the following parties (collectively, the “Parties”, or, individually, a “Party”):

NGA ACQUISITIONCO, LLC, a Nevada limited liability company (“Purchaser”);

DONALD L. CARANO (“Carano”); and

ELDORADO RESORTS LLC, a Nevada limited liability company (the “Company”).

Recitals

A. Carano, the presiding member of the Company’s Board of Managers and the Company’s Chief Executive Officer, owns beneficially an equity interest in the Company (the “Carano Interest”). The Carano Interest includes a membership interest in the Company directly owned by Carano (the “Directly Owned Carano Interest”) that represents three percent (3%) of all the membership interests in the Company issued and outstanding on the date of this Agreement, before giving effect to the issuance of the New Membership Interest (as defined).

B. Purchaser desires (i) to purchase from Carano, and Carano desires to sell to Purchaser, the Directly Owned Carano Interest, and (ii) to purchase from the Company, and the Company desires to sell to Purchaser, a newly authorized membership interest in the Company (the “New Membership Interest”) that will represent fourteen and forty-seven one hundredths percent (14.47%) of all the membership interests in the Company that will be issued and outstanding on the date the New Membership Interest is issued after giving effect to the issuance of the New Membership Interest.

C. The Parties have entered into an Amended and Restated Purchase Agreement (the “Purchase Agreement”) pursuant to which Purchaser has agreed to purchaser from Carano and Carano has agreed to sell to Purchaser the Directly Owned Carano Interest, and Purchaser has agreed to purchase from the Company and the Company has agreed to sell and issue to Purchaser the New Membership Interest.

D. The Purchase Agreement includes, as a condition to the obligations of the parties thereto, the execution by the Parties of this Agreement.

E. Following the consummation of the transactions contemplated by the Purchase Agreement, including the issuance and sale of the New Membership Interests to Purchaser, the Directly Owned Carano Interest will represent 2.5659% of all the membership interests in the Company issued and outstanding (such amount, the “Purchased Carano Interest”).

Agreement

IN CONSIDERATION of the mutual covenants and conditions herein contained, and intending to be legally bound, the Parties hereby agree as follows:

ARTICLE I

Certain Definitions

The following terms, as used herein, shall have the meanings respectively ascribed to them:

“Affiliate” means, with respect to any specified Person, any other Person controlling, controlled by or under common control with such specified Person. For the purposes of this definition the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by,” and “under common control with”), as used with respect to any specified Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, either through the ownership of a majority of such Person’s equity interests, by contract or otherwise.

“Agreement” has the meaning set forth in the preface to this Agreement, as amended from time to time in accordance with Section 4.03 hereof.

“Business Day” means any day other than a Saturday, Sunday, or day on which banking institutions in Washoe County, City of Reno and State of Nevada are authorized or required by law to remain closed.

“Call Exercise Option” has the meaning set forth in Section 3.01 hereof.

“Carano” has the meaning set forth in the preface to this Agreement.

“Chosen Courts” has the meaning set forth in Section 4.06(a) hereof.

“Company” has the meaning set forth in the preface to this Agreement.

“Company Call Option” has the meaning set forth in Section 3.01 hereof.

“Carano Interest” has the meaning set forth in the Recitals to this Agreement.

“Directly Owned Carano Interest” has the meaning set forth in the Recitals to this Agreement.

“Gaming Authority” means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States federal or a foreign government, any state, province or any city or other political subdivision or otherwise, and whether now or hereafter in existence, or any officer or official thereof, including the Nevada Gaming Commission, the Nevada State Gaming Control Board, the Louisiana Gaming Board and any other applicable gaming regulatory authority with authority to regulate any gaming operation (or proposed gaming operation) that is (or is proposed to be) owned, managed or operated by the Company or any of its Subsidiaries.

“New Membership Interest” has the meaning set forth in the Recitals to this Agreement.

“Operating Agreement” means the Company’s Second Amended and Restated Operating Agreement, which shall become effective on the date hereof, a copy of which is included as Annex D to the Purchase Agreement.

“Party” or “Parties” has the meaning set forth in the preface to this Agreement.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, business trust, governmental entity, or unincorporated organization.

“Purchased Carano Interest” has the meaning set forth in the Recitals to this Agreement.

“Purchaser” has the meaning set forth in the preface to this Agreement.

“Purchaser’s Put Material Event” means the loss, forfeiture, surrender or termination of a material license or finding of unsuitability by any of the applicable Gaming Authorities with respect to the Company, any Affiliate of the Company (other than Purchaser or its Affiliates) including but not limited to the Eldorado Hotel and Casino in Reno, Nevada, the Eldorado Shreveport Hotel and Casino in Shreveport, Louisiana and the Silver Legacy Hotel and Casino in Reno, Nevada.

“Reacquired Carano Interest” has the meaning set forth in Section 3.01 hereof.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

“Trigger Date” means June 14, 2015, or such later date to which the same may be extended in accordance with the provisions of this Agreement.

ARTICLE II

Purchaser’s Put Provisions

Section 2.01. Purchaser’s Put

At any time after the occurrence of a Purchaser’s Put Material Event or at any time following the Trigger Date, Purchaser shall have the right to sell (“Put”) all but not less than all of the Purchased Carano Interest to Carano at a price equal to the fair market value of the Purchased Carano Interest without discounts for minority ownership and lack of marketability, provided, however, that such right may not be exercised unless Purchaser has also exercised its right to sell all but not less than all of its New Membership Interest to the Company in accordance with Section 9.5 of the Operating Agreement. The purchase price for the Purchased Carano Interest shall be the product of the purchase price for the New Membership Interests as determined by Purchaser and the Company in accordance with the determination of the purchase price for the New Membership Interests pursuant to Section 9.5 of the Operating Agreement multiplied by a fraction, the numerator of which is the percentage interest in Resorts then represented by the Purchased Carano Interest and the denominator of which is the percentage interest in Resorts then represented by the New Membership Interest. Purchaser shall initiate its Put rights under this Section 2.01 by delivery of written notice to Carano of the exercise of such rights (the “Option Notice”) at the same time that Purchaser gives notice to the Company of its exercise of its put rights in respect of the New Membership Interests in accordance with Section 9.5 of the Operating Agreement.

Section 2.02. Transfer Provisions

Purchaser shall have the right to sell or assign the Purchased Carano Interest to an Affiliate of Purchaser subject to the terms of the Operating Agreement and subject to the consent of the Company to such sale or assignment in accordance with the provisions of the Operating Agreement. In the event of the sale or assignment of the Purchased Carano Interest in accordance with the provisions of this Section 2.02, Purchaser shall provide written notice to Carano of such sale and assignment and evidence of the Company’s consent thereto, and thereafter all references to Purchaser in this Agreement (including, without limitation, Article III hereof) shall be deemed to be references to such acquiring party, and such acquiring party shall be entitled to exercise the rights of (including, without limitation, all Put and other rights provided by this Article II), and shall assume the obligation of, Purchaser under this Agreement.

Section 2.03. Extension of the Trigger Date

So long as a Purchaser’s Put Material Event has not occurred, Purchaser shall have the right to unilaterally extend the Trigger Date for two one-year extension periods in accordance with the provisions of the Operating Agreement. Purchaser agrees to provide a copy of any notice to Carano of an extension of the Trigger Date when such notice is given to the Company in accordance with the provisions of the Operating Agreement.

Section 2.04. Closing

Upon Purchaser’s exercise of its Put as provided in Section 2.01, the transaction shall close on or before the first anniversary of the Option Notice unless a delay is required to obtain any necessary approvals from the applicable Gaming Authorities. All parties agree to proceed in good faith and with due diligence to close any such transaction. At closing, the purchase price shall be paid in full, in cash, by Carano.

Section 2.05. Termination of Purchaser’s Put

In the event of an initial public offering of equity securities of the Company or of an affiliate of the Company formed for the purpose of registering equity securities under the Securities Act, the Put provisions set forth in this Article II shall terminate and be of no further force and effect.

ARTICLE III

The Company’s Put Provisions

Section 3.01. Company’s Put

If the Company exercises its right to purchase (the “Company Call”) Purchaser’s equity interest in the Company pursuant to Section 9.5 of the Operating Agreement (the “Company Call Option”), the Company shall have the right to sell (the “Company Put”) to Carano, and Carano shall have the right to require the Company to sell to Carano (the “Carano Call”), all but not less than all of the portion of such interest that represents the Purchased Carano Interest acquired by Purchaser from Carano pursuant to the Purchase Agreement (the “Reacquired Carano Interest”) at the price paid by the Company for the Reacquired Carano Interest. Either the Company or Carano may initiate its respective Company Put or Carano Call rights under this Section 3.01 by its delivery of written notice to the other Party of its exercise of such rights (an “Article III Notice”). The Company agrees to give written notice to Carano of its exercise of the Company Call Option (the “Call Exercise Notice”) at the time the Company delivers the written notice of its exercise of the Company Call Option under Section 9.5 of the Operating Agreement. If delivered by the Company, an Article III Notice shall be delivered within ten (10) days after the Company has delivered the written notice initiating its exercise of its Call rights under Section 9.5 of the Operating Agreement. If the Company fails to deliver an Article III Notice within the period specified in the preceding sentence, the Company Put rights under this Section 3.01 shall terminate and be of no further force or effect. If delivered by Carano, an Article III Notice shall be delivered within ten (10) days after the Company’s delivery to Carano of the Call Exercise Notice. If Carano fails to deliver an Article III Notice within the period specified in the preceding sentence, his Carano Call rights under this Section 3.01 shall terminate and be of no further force or effect.

Section 3.02. Closing

Upon delivery of an Article III Notice by the Company or Carano as provided in Section 3.01, the transaction shall close on or before the first anniversary of such Article III

Notice unless a delay is required to obtain any necessary approvals from the applicable Gaming Authorities. All parties agree to proceed in good faith and with due diligence to close any such transaction. Except as otherwise provided in Section 3.03, at closing, the purchase price shall be paid in full, in cash, by Carano.

Section 3.03. Company Provided Financing

In the event that Purchaser provides financing to the Company with respect to the Company’s exercise of its Call rights under Section 9.5 of the Operating Agreement and the Company or Carano exercises its or his respective Company Put or Carano Call rights under this Article III, Carano shall be entitled to request from the Company, and, if requested, the Company shall provide to Carano, similar financing from the Company with respect to the purchase price payable by Carano for the Reacquired Carano Interest.

Section 3.04. Termination of Article III Rights

To the extent not otherwise terminated in accordance with Section 3.01, in the event of an initial public offering of equity securities of the Company or of an affiliate of the Company formed for the purpose of registering equity securities of the Company under the Securities Act of 1933, the provisions set forth in this Article III shall terminate and be of no further force and effect.

ARTICLE IV

Other

Section 4.01. Notices

All notices, requests and other communications hereunder to a Party shall be in writing and shall be deemed given (a) on the date of delivery, if personally delivered or delivered by facsimile copy (with confirmation), (b) on the first business day following the date of dispatch, if delivered by a nationally recognized next-day courier service, or (c) on the third Business Day following the date of mailing, if mailed by registered or certified mail (return receipt requested), in each case to such Party at its address or facsimile number set forth below or such other address or number as such Party may specify by notice to the Parties.

If to the Company:

Eldorado Resorts LLC

345 N. Virginia Street

Reno, Nevada 89501

Attention: Chief Financial Officer

Facsimile: (775) 348-7513

with a copy to:

John Frankovich, Esq.

McDonald Carano Wilson LLP

100 West Liberty Street, 10th Floor

Reno, NV 89501

Facsimile: (775) 788-2020

If to Carano:

Donald L. Carano

Executive Officer - Eldorado Hotel

345 North Virginia Street

Reno, NV 89501

Facsimile: (775) 348-9259

with a copy to:

John Frankovich, Esq.

McDonald Carano Wilson LLP

100 West Liberty Street, 10th Floor

Reno, NV 89501

Facsimile: (775) 788-2020

If to Purchaser:

Newport Global Advisors

Newport Global Opportunities Fund LP

21 Waterway Avenue, Suite 150

The Woodlands, Texas 77380

Attention: Mr. Thomas Reeg, Managing Director

Facsimile:

With a copy to:

Milbank, Tweed, Hadley & McCloy LLP

601 South Figueroa Street, 30th Floor

Los Angeles, CA 90017

Attention: Ken Baronsky

Facsimile: (213) 892-4733

Section 4.02. Entire Understanding; No Third-Party Beneficiaries

This Agreement represents the entire understanding of the Parties with reference to the transactions contemplated hereby and this Agreement supersedes any and all other oral or written agreements heretofore made with respect to the subject matter hereof. Nothing in this Agreement, expressed or implied, is intended to confer upon any Person, other than the Parties (and any transferee of such Parties’ rights made in accordance with

Section 2.02 hereof), or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 4.03. Waiver; Amendment

Any provision of this Agreement may be (a) waived by the Party benefited by the provision, or (b) amended or modified at any time, by an agreement in writing among the Parties approved or authorized and executed by each Party in the same manner as this Agreement.

Section 4.04. Expenses

Each Party will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, including, without limitation, all legal, gaming application and licensure fees.

Section 4.05. Counterparts

This Agreement may be executed in two or more counterparts, each of which shall be deemed to constitute an original.

Section 4.06. Governing Law; Enforcement; Waiver of Jury Trial

(a) This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Nevada applicable to contracts made and to be performed entirely within such State. The Parties hereby irrevocably submit to the exclusive jurisdiction of the state district court of Washoe County, Nevada (the “Chosen Court”) in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in the Chosen Court or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by the Chosen Court, and the Parties irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in the Chosen Court. The Parties hereby consent to and grant the Chosen Court exclusive jurisdiction over the person of such Parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 4.01 or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

(b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED

BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.06(b).

Section 4.07. Certain Construction Rules

The article and section headings and captions and the table of contents contained in this Agreement are for convenience of reference only and shall in no way define, limit, extend, or describe the scope or intent of any provisions of this Agreement. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns, and verbs shall include the plural and vice versa. In addition, as used in this Agreement, unless otherwise provided to the contrary, (A) all references to days, months or years shall be deemed references to calendar days, months or years, and (B) any reference to a “Section,” “Article,” or “Schedule” shall be deemed to refer to a section or article of this Agreement. The words “hereof,” “herein,” “hereunder,” and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specifically provided for herein, the term “or” shall not be deemed to be exclusive. The term “including” shall mean “including without limitation.”

[Signature page to follow]

IN WITNESS WHEREOF, the Parties have executed this Agreement, in the case of the Company and Purchaser, by their duly authorized officers, as of the date first above stated.

ELDORADO RESORTS LLC

By:	/s/ Donald L. Carano

NGA ACQUISITIONCO, LLC

By:	/s/ Thomas R. Reeg

CARANO

/s/ Donald L. Carano
Donald L. Carano